POWER OF ATTORNEY

The undersigned constitutes and appoints Jason Haddock as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from the undersigned and in the undersigned's name, place and stead, in any and all capacities, to prepare in the undersigned's name and to execute and file on the undersigned's behalf, all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Array BioPharma Inc. The authority of Jason Haddock under this statement shall continue until the undersigned is no longer required to make filings pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Act") with regard to the undersigned's ownership of or transactions in securities of Array BioPharma Inc., unless earlier revoked in writing. The undersigned acknowledges that Jason Haddock is not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Act.



	Signature 				Date

	/s/ Curtis Oltmans           		January 16, 2019
	__________________
	Curtis Oltmans